                                                                                                   EXHIBIT 23.3

                           Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 6, 2006 relating to the financial statements, which appears in the 2005 Annual Report, which is incorporated by reference in Southern California Edison's Annual Report on Form 10-K for the year ended
December 31, 2005.  We also consent to the incorporation by reference of our report dated March 6, 2006 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.  We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Los Angeles, California
August 8, 2006